                                                                      EXHIBIT 21

                                   VIAD CORP
                                   (DELAWARE)

  ACTIVE AND INACTIVE (I) SUBSIDIARIES AND AFFILIATES* AS OF OCTOBER 31, 1997

                         AIRLINE CATERING AND SERVICES

AIRCRAFT SERVICE INTERNATIONAL, INC. (Delaware)
     ASII Holding GmbH (Germany)
Bahamas Airport Services Limited (Bahama)
     Freeport Flight Services Limited (Bahama)
Dispatch Services, Inc. (Florida)
Florida Aviation Fueling Company, Inc. (Florida)
Greyhound-Dobbs Incorporate d (Delaware)
     DOBBS INTERNATIONAL SERVICES, INC. (Delaware)
          Dobbs Houses International, Inc. (Delaware)

                              CONVENTION SERVICES

EXG, Inc. (Delaware)
     Giltspur Exhibits of Canada, Inc. (Ontario)
David H. Gibson Company, Inc. (Texas)
Longchamp International Inc. (Delaware)
GES EXPOSITION SERVICES, INC. (Nevada)
     Concourse Graphics, Inc. (Delaware)
     Expo-Tech Electrical & Plumbing Services, Inc. (California)
     Shows Unlimited, Inc. (Nevada)
     United Exposition Service Redevelopment Corporation (Missouri) Las Vegas Convention Service Co. (Nevada)
Panex Show Services Ltd. (Canada)
     Exposervice Standard Inc. (Canada)
          Clarkson-Conway Inc. (Canada)
     Stampede Display and Convention Services Ltd. (Alberta)

                              CORPORATE AND OTHER

The Dial Corp (International) (Arizona)
Essex Place Inc. (Arizona)
GCMC Inc. (Arizona)
Viad Realty Corporation (Arizona)
     Greyhound Realty of Texas Inc. (Texas)
     VRC Realty, Inc. (Delaware)
VREC, Inc. (Delaware)

                    TRAVEL AND LEISURE AND PAYMENT SERVICES

Faber Enterprises, Inc. (Delaware)
GREYHOUND LEISURE SERVICES, INC. (Florida)
     European Cruise Shops Limited (Cayman Islands) (51%)
     Greyhound-ANA Venture Company (Florida) (51%)
     International Cruise Shops, Ltd. (Cayman Islands)
Greyhound Support Services, Inc. (Delaware) (I)
     Greyhound Maintenance, Inc. (Arizona)
Greyhound World Travel GmbH (Germany)
JETSAVE INC. (Florida)
RESTAURA, INC. (Michigan)
     Glacier Park, Inc. (Arizona) (80%)
          Waterton Transport Company, Limited (Alberta)
TRANSPORTATION LEASING CO. (California) --
     GCCP, Inc. (Delaware) --
     Greyhound Canada Holdings, Inc. (Alberta) --
          Brewster Tours Inc. (Canada)
               BREWSTER TRANSPORT COMPANY LIMITED (Alberta)
                    Cascade Holdings (Banff) Inc. (Alberta)
TRAVELERS EXPRESS COMPANY, INC. (Minnesota)
     CAG Inc. (Nevada)
     FSMC, Inc. (Minnesota)
     Moneyline Express, Inc. (Wisconsin)
     Travelers Express Co. (P.R.) Inc. (Puerto Rico)
Viad Service Companies Limited (United Kingdom)
     Aircraft Service Limited (United Kingdom)#
     Dobbs International (U.K.) Limited (United Kingdom)#
     Jetsave Limited (United Kingdom)
---------------

#    Indicates an Airline Catering and Services Group Subsidiary
--   Indicates a Corporate and Other Subsidiary
*    Parent-subsidiary or affiliate relationships are shown by marginal indentation. State, province or country of incorporation and ownership percentage are shown in parentheses following name, except that no ownership percentage appears for subsidiaries owned 100%
     (in the aggregate) by Viad Corp. List does not include companies in which the aggregate direct and indirect interest of Viad Corp is less than 51%.